FOR IMMEDIATE RELEASE	TSX Venture Exchange Symbol: GPK.U OTCBB Symbol: GPKUF

GRAND PEAK ANNOUNCES INTENTION TO TERMINATE SECURITIES AND EXCHANGE COMMISSION REPORTING OBLIGATIONS IN THE UNITED STATES

VANCOUVER, British Columbia, Canada /March 27, 2009/ -- Grand Peak Capital Corp. (the "Company" or "Grand Peak") announced today that it has filed a Form 15F with the U.S. Securities and Exchange Commission (the "SEC") with the intention of voluntarily terminating the registration of its common shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company expects that its termination of registration will be accepted by the SEC on or before 90 days after the date hereof.  As a result of this filing, Grand Peak’s reporting obligations with the SEC, including its obligations to file annual reports on Form 20-F, and reports on Form 6-K, will immediately be suspended, and the Company’s shares will no longer be quoted in the United States on the Over-the-Counter Bulletin Board under the symbol "GPKUF".

Grand Peak will continue to comply with its Canadian continuous disclosure obligations by making filings with applicable Canadian securities regulators via the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. These continuous disclosure filings will include the Company’s consolidated financial statements prepared in accordance with Canadian generally accepted accounting principles and other financial related information. Grand Peak’s common shares will continue to trade in Canada on the TSX Venture Exchange (the "TSX-V") under the symbol "GPK.U", though Grand Peak intends to make an application with the TSX-V to change its stock symbol to "GPK".

Grand Peak is current with all of its reporting requirements under the Exchange Act and is not listed on any U.S. exchange. In determining to terminate the registration of its common shares under the Exchange Act, Grand Peak found the preparation time and costs associated with preparing U.S. filings and meeting SEC regulatory requirements was substantial, and the Company’s management believed that these administrative burdens and their associated costs outweighed any benefits derived from the Company’s registration with the SEC.

For further information, contact:

Navchand Jagpal
Chief Executive Officer and President
Tel: (604) 443-5059

This news release may contain certain forward-looking statements that reflect the current views and/or expectations of Grand Peak with respect to its performance, business and future events.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including, without limitation, statements regarding the outlook for future operations, forecasts of future costs and expenditures, evaluation of market conditions, the outcome of legal proceedings, the adequacy of reserves or other business plans.  Investors are cautioned that any such forward-looking statements are not guarantees and may involve risks and uncertainties, and that actual results may differ from those in the forward-looking statements as a result of various factors, such as: general economic and business conditions, including changes in interest rates, prices and other economic conditions; actions by competitors; natural phenomena; actions by government authorities, including changes in government regulation; uncertainties associated with legal proceedings; technological development; future decisions by management in response to changing conditions; the ability to execute prospective business plans; and misjudgments in the course of preparing forward-looking statements.  These risks, as well as others, could cause actual results and events to vary significantly.  Grand Peak does not undertake any obligation to release publicly any revision for updating any voluntary forward–looking statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.